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                                                                    EXHIBIT 10.5

                           FIRST AMENDMENT TO MORTGAGE
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        This First Amendment to Mortgage made as of the31st day of October, 1997 by and between DM Management Company ("Mortgagor") and Citizens Bank of Massachusetts ("Mortgagee").

        Reference is made to a certain Mortgage made as of the 30th day of July, 1997 by and between Mortgagor and Mortgagee, which Mortgage is recorded in Book ______, Page ______, of the Belknap County, New Hampshire Registry of Deeds (the "Mortgage").

        For good and valuable consideration paid by each of the parties to the other, and in further consideration of the mutual covenants and agreements herein contained, it is agreed by and between Mortgagor and Mortgagee that the Mortgage is hereby amended by deleting the entire paragraph following the word "WITNESSETH", beginning with the words "DM Management Company" and ending with the words "obligations" and the following is hereby inserted in lieu hereof.

                The Mortgagor hereby grants to Mortgagee, with mortgage covenants, the real property described on Exhibit A (hereinafter called the "Mortgaged Premises") to secure (a) the full payment of the sum of $8,500,000.00, or such lesser amount which shall have been advanced, together with interest and other charges, all as provided in a certain "Revolving Note" of the Mortgagor to the order of the Mortgagee dated June 5, 1997, which note was amended and replaced by a certain "Replacement Revolving Note" of even date herewith in the face amount of $8,500,000.00, all as provided in a certain Loan Agreement dated June 5, 1997 as amended and restated as of the date hereof (the "Loan Agreement") together with all substitutions or replacements therefor and all renewals or extensions thereof and the full performance of all other obligations of the maker of said note as provided therein; (b) the full payment of the sum of $1,650,000.00, as provided in a certain "Real Estate Note" (as defined in the Loan Agreement) of the Mortgagor to the order of the Mortgagee, dated June 30, 1997, executed and delivered by the Mortgagor to the Mortgagee, pursuant to the Loan Agreement in the face amount of $1,650,000.00, with interest and other charges as provided therein, together with all substitutions and replacements therefor and all renewals and extensions thereof and the full performance of all other obligations of the maker of said note as provided therein; (c) the full payment of the sum of $3,600,000.00, with interest and other charges, all as provided in a certain "Term Note" (as defined in the Loan Agreement) of the Mortgagor to the order of the Mortgagee, dated June 5, 1997, executed and delivered by the Mortgagor to the Mortgagee pursuant to the Loan Agreement, in the original face amount of $3,600,000.00, together with all substitutions or replacements therefor and all renewals or extensions thereof and the full performance of all other obligations of the maker of said note as provided therein;
        (d) the full payment of the sum of $4,300,000.00, with interest and other charges, all as provided in a certain "Bridge Note" (as defined in the Loan Agreement) of the Mortgagor to the order of the Mortgagee dated as of the date hereof,




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        executed and delivered by the Mortgagor to the Mortgagee pursuant to the
        Loan Agreement, in the original face amount of $4,300,000.00 together with all substitutions and replacements therefor and all renewals and extensions thereof and the full performance of all other obligations of the maker of said note as provided therein, and under a certain "Bridge Mortgage" as defined in the Loan Agreement, dated as of the date hereof, executed and delivered in connection therewith; (e) the full payment and performance by the Mortgagor of all indebtedness, obligations and liabilities of the Mortgagor to the Mortgagee under the Loan Agreement, direct or indirect, absolute or contingent, now existing or hereafter arising (including, without limitation, all "Obligations", as defined in the Loan Agreement) which Loan Agreement provides, among other things, for the establishment of a "Revolving Loan" (as defined therein) and for the issuance of Letters of Credit pursuant to "L/C Applications" (as defined therein) therein pursuant to which "Advances" (as defined therein) may be made from time to time, and for repayment of all or a portion of the outstanding balance of such Advances together with interest and other charges, all in accordance therewith, and for the grant of "Loans" (as defined therein) as provided therein; and (f) the full payment and performance of all covenants and agreements herein contained or referred to on the part of the Mortgagor to be kept and performed (collectively hereafter referred to as "Obligations").

        In all other respects, the said Mortgage is hereby (as intended therein) shall hereby remain in full force and effect in accordance with its terms.

        IN WITNESS WHEREOF, Mortgagor has caused this instrument to be executed on this 31st day of October, 1997.



Witness                            DM MANAGEMENT COMPANY

/s/ JP                             By: /s/ Peter J. Tulp
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                                       PETER J. TULP, CORPORATE CONTROLLER



                          COMMONWEALTH OF MASSACHUSETTS

COUNTY OF SUFFOLK

        On this 31st day of October, 1997, before me, personally appeared the undersigned officer, Peter J. Tulp, known to me (or satisfactorily proven) to be the person whose name is subscribed to the foregoing written instrument as the Corporate Controller of DM Management Company in its name and on its behalf and acknowledged that they executed the same for the purposes therein contained.

        IN WITNESS WHEREFORE I have hereunto set my hand and official seal.


                                       /s/ Jacob N. Polatin
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                                   Notary Public
                                   My Commission Expires:    11/6/98
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